The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated October 22, 2025

PRICING SUPPLEMENT dated October        , 2025

(To the Prospectus and Prospectus Supplement, each
dated April 13, 2023, Product Supplement no. WF-1-I
dated April 13, 2023, Underlying Supplement no. 1-I
dated April 13, 2023 and Prospectus Addendum dated June 3, 2024)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270004 and 333-270004-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

■  Linked to the lowest performing of the common stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF (each referred to as an “Underlying”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the closing value of the lowest performing Underlying on the call date or the final calculation day, as applicable. The lowest performing Underlying on the call date or the final calculation day is the Underlying that has the lowest underlying return on that day.

■  Automatic Call. If the closing value of the lowest performing Underlying on the call date is greater than or equal to its starting value, the securities will be automatically called for the principal amount plus a call premium of at least 16.30% of the principal amount (to be provided in the pricing supplement).

■  Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that may be greater than, equal to or less than the principal amount of the securities, depending on the performance of the lowest performing Underlying on the final calculation day from its starting value to its ending value. The maturity payment amount will reflect the following terms:

■   If the closing value of the lowest performing Underlying on the final calculation day increases, you will receive the principal amount plus a positive return equal to 150% of the percentage increase in the value of that Underlying from its starting value.

■   If the closing value of the lowest performing Underlying on the final calculation day remains flat or decreases but is not less than 70% of its starting value (its “threshold value”), you will receive the principal amount.

■   If the closing value of the lowest performing Underlying on the final calculation day decreases and is less than its threshold value, you will have full downside exposure to the decrease in the value of that Underlying from its starting value, and you will lose more than 30%, and possibly all, of the principal amount.

■  Investors may lose a significant portion or all of the principal amount.

■  If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the closing value of the lowest performing Underlying on the call date significantly exceeds its starting value. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of the lowest performing Underlying on the final calculation day at the upside participation rate.

■  Your return on the securities will depend solely on the performance of the lowest performing Underlying on the call date or the final calculation day, as applicable. You will not benefit in any way from the performance of the better performing Underlying. Therefore, you will be adversely affected if either Underlying performs poorly, even if the other Underlying performs favorably.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-11 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$25.75	$974.25
Total
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of up to $25.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of up to $3.00 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

If the securities priced today, the estimated value of the securities would be approximately $927.10 per security. The estimated value of the securities, when the terms of the securities are set, will be provided in the pricing supplement and will not be less than $900.00 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlyings:	The common stock of Lockheed Martin Corporation (Bloomberg ticker: LMT) (referred to as the “Underlying Stock”) and the iShares® U.S. Aerospace & Defense ETF (Bloomberg ticker: ITA) (referred to as the “Fund,” and collectively with the Underlying Stock, as the “Underlyings”). We refer to the issuer of the Underlying Stock as the “Underlying Stock Issuer.” The accompanying product supplement refers to the Underlying Stock as a “Reference Stock.”
Pricing Date[1]:	October 31, 2025
Issue Date[1]:	November 5, 2025
Final Calculation Day[1,2]:	October 31, 2028
Stated Maturity Date[1,2]:	November 3, 2028
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the closing value of the lowest performing Underlying on the call date is greater than or equal to its starting value, the securities will be automatically called, and on the call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the call premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the closing value of the lowest performing Underlying on the call date significantly exceeds its starting value. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of the lowest performing Underlying on the final calculation day at the upside participation rate.

If the securities are automatically called, they will cease to be outstanding on the call settlement date and you will have no further rights under the securities after the call settlement date.

Call Premium:	The “call premium” will be provided in the pricing supplement and will be at least 16.30% of the principal amount (at least $163.00 per security). As a result of the call premium, the payment upon automatic call will be at least $1,163.00 per security.
Call Date[1,2]:	November 5, 2026
Call Settlement Date[1,2]:	Three business days after the call date

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

Maturity Payment Amount:

If the securities are not automatically called on the call date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•         if the ending value of the lowest performing Underlying on the final calculation day is greater than its starting value:

$1,000 + ($1,000 × underlying return of the lowest performing Underlying on the final calculation day × upside participation rate);

•         if the ending value of the lowest performing Underlying on the final calculation day is less than or equal to its starting value, but greater than or equal to its threshold value: $1,000; or

•         if the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value:

$1,000 + ($1,000 × underlying return of the lowest performing Underlying on the final calculation day)

If the securities are not automatically called and the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will have full downside exposure to the decrease in the value of that Underlying from its starting value and you will lose more than 30%, and possibly all, of the principal amount of your securities at maturity.

Lowest Performing Underlying:	The “lowest performing Underlying” on the call date or the final calculation day will be the Underlying with the lowest underlying return on that day.
Upside Participation Rate:	150%
Underlying Return:

For the call date or the final calculation day, the “underlying return” with respect to an Underlying is the percentage change from its starting value to its closing value on that day, calculated as follows:

closing value on that day – starting value

starting value

Threshold Value:	With respect to the Underlying Stock: , which is equal to 70% of its starting value With respect to the Fund: , which is equal to 70% of its starting value
Starting Value:	With respect to the Underlying Stock: , its closing value on the pricing date With respect to the Fund: , its closing value on the pricing date
Ending Value:	The “ending value” of an Underlying will be its closing value on the final calculation day.
Closing Value:

With respect to the Underlying Stock, “closing value” has the meaning assigned to “stock closing price” as set forth under “The Underlyings — Reference Stocks — Certain Definitions” in the accompanying product supplement.

With respect to the Fund, “closing value” has the meaning assigned to “fund closing price” as set forth under “The Underlyings — Funds — Certain Definitions” in the accompanying product supplement.

The closing value of each Underlying is subject to adjustment through the applicable adjustment factor as described in the accompanying product supplement.

Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48136JAW4

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of up to $25.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Expected. In the event that we make any change to the expected pricing date or issue date, the call date, the call settlement date, the final calculation day and/or the stated maturity date may be changed so that the stated term of the securities remains the same.

2 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement. For purposes of the accompanying product supplement, the call date and the final calculation day are Determination Dates and the call settlement date is a Payment Date.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

Additional Information about the Issuer, the Guarantor and the Securities

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029547/ea152823_424b2.pdf
•	Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
•	Prospectus addendum dated June 3, 2024: http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The Common Stock of Lockheed Martin Corporation” and “The iShares® U.S. Aerospace & Defense ETF” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

Supplemental Terms of the Securities

Any values of the Underlyings, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the closing value of the lowest performing Underlying will be greater than or equal to its starting value on the call date or, if the securities are not automatically called, its starting value on the final calculation day.
▪	You are willing and able to accept the risk that, if the securities are not automatically called and the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will lose more than 30%, and possibly all, of the principal amount of your securities at maturity.
▪	You are willing and able to accept that, if the securities are automatically called, you will forgo participation in any appreciation of the lowest performing Underlying on the final calculation day and any return on your investment will be limited to the call premium that may be payable on the securities.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Underlying on the call date or the final calculation day and that you will not benefit in any way from the performance of the better performing Underlying.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of both Underlyings.
▪	You understand and are willing to accept the full downside risks of both Underlyings.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Underlying on the call date or the final calculation day, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Underlyings or the securities held by the Fund, nor will you have any voting rights with respect to either Underlying or the securities held by the Fund.
▪	You are willing and able to accept the risk that the securities may be automatically called prior to maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically called.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You seek an investment that provides for the full repayment of principal at maturity.
▪	You anticipate that the closing value of the lowest performing Underlying will be less than its starting value on the call date or, if the securities are not automatically called, its starting value on the final calculation day.
▪	You are unwilling or unable to accept the risk that, if the securities are not automatically called and the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will lose more than 30%, and possibly all, of the principal amount of your securities at maturity.
▪	You are unwilling or unable to accept that, if the securities are automatically called, you will forgo participation in any appreciation of the lowest performing Underlying on the final calculation day and any return on your investment will be limited to the call premium that may be payable on the securities.
▪	You seek exposure to a basket composed of both Underlyings or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the lowest performing Underlying on the call date or the final calculation day.
▪	You are unwilling to accept the risk of exposure to each of the Underlyings.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Underlying on the call date or the final calculation day, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions that may be paid to holders of the Underlyings or the securities held by the Fund or voting rights with respect to either Underlying or the securities held by the Fund.
▪	You are unwilling or unable to accept the risk that the securities may be automatically called prior to maturity.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if they are not automatically called.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement, the “Risk Factors” sections in the accompanying prospectus supplement and product supplement and Annex A to the accompanying prospectus addendum. For more information about the Underlyings, please see the sections titled “The Common Stock of Lockheed Martin Corporation” and “The iShares® U.S. Aerospace & Defense ETF” below.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on the call date for the call premium will be determined based on the closing value of the lowest performing Underlying on the call date as follows:

If the securities are not automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day. The lowest performing Underlying on the final calculation day is the Underlying that has the lowest underlying return on the final calculation day, calculated for each Underlying as the percentage change from its starting value to its ending value.

Step 2: Calculate the maturity payment amount based on the underlying return of the lowest performing Underlying on the final calculation day, as follows:

Is the ending value of the lowest performing Underlying on the final calculation day greater than its starting value?
Yes
You will receive per security:
$1,000 + ($1,000 × underlying return of the lowest performing Underlying on the final calculation day × upside participation rate)
No
Is the ending value of the lowest performing Underlying on the final calculation day greater than or equal to its threshold value?
Yes
You will receive per security:
$1,000
No
You will receive per security:
$1,000 + ($1,000 × underlying return of the lowest performing Underlying on the final calculation day)
In this case, you will lose more than 30%, and possibly all, of the principal amount of your securities at maturity.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in either or both of the Underlyings or the Fund’s components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Securities Are Not Automatically Called and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day Is Less Than Its Threshold Value, You Will Lose More Than 30%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. If the securities are not automatically called, the return on the securities at maturity is linked to the performance of the lowest performing Underlying on the final calculation day and will depend on whether, and the extent to which, that Underlying has appreciated or depreciated. If the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will lose 1% of the principal amount of the securities for every 1% that its ending value is less than its starting value. Accordingly, under these circumstances, you will lose more than 30%, and possibly all, of your principal amount at maturity.
•	If the Securities Are Automatically Called, the Return on the Securities Will Be Limited to the Call Premium — If the securities are automatically called, the return on the securities is limited to the call premium, regardless of any appreciation of the lowest performing Underlying on the call date, which may be significant. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of the lowest performing Underlying on the final calculation day at the upside participation rate. Therefore, your return on the securities may be lower than the return on a direct investment in the Underlyings.
•	You Will Be Subject to Reinvestment Risk — If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. Even in cases where the securities are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
•	You Are Exposed to the Risk of Decline in the Value of Each Underlying— Payments on the securities are not linked to a basket composed of the Underlyings and are contingent upon the performance of each individual Underlying. Poor performance by either of the Underlyings over the term of the securities may result in the securities not being automatically called on the call date, may negatively affect your maturity payment amount and will not be offset or mitigated by positive performance by the other Underlying. Any payment on the securities will be determined by the lowest performing Underlying on the call date or the final calculation day, as applicable.
•	Your Payment at Maturity Will Be Determined by the Lowest Performing Underlying— Because, if the securities have not been automatically called, the payment at maturity will be determined based on the performance of the lowest performing Underlying on the final calculation day, you will not benefit from the performance of the other Underlying. Accordingly, if the ending value of either Underlying is less than its threshold value, you will lose a significant portion or all of your principal amount at maturity, even if the ending value of the other Underlying is greater than or equal to its starting value.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

•	You Will Be Subject to Risks Resulting from the Relationship Between the Underlyings— It is preferable from your perspective for the Underlyings to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlyings will not exhibit this relationship. The less correlated the Underlyings, the more likely it is that either one of the Underlyings will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlyings to perform poorly; the performance of the better performing Underlying is not relevant to your return on the securities. It is impossible to predict what the relationship between the Underlyings will be over the term of the securities.
•	The Benefit Provided by the Threshold Value May Terminate on the Final Calculation Day — If the ending value of either Underlying is less than its threshold value and the securities have not been automatically called, the benefit provided by the threshold value will terminate and you will be fully exposed to any depreciation of the lowest performing Underlying on the final calculation day.
•	No Interest or Dividend Payments or Voting Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlyings or the securities held by the Fund would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The Final Terms and Estimated Valuation of the Securities Will Be Provided in the Pricing Supplement — You should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the call premium.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the values of the Underlyings, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Underlyings;
•	the time to maturity of the securities;
•	the dividend rates on the Underlyings and the equity securities held by the Fund;
•	the actual and expected positive or negative correlation between the Underlyings, or the actual or expected absence of any such correlation;
•	the occurrence of certain events affecting an Underlying that may or may not require an adjustment to the adjustment factor of that Underlying;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlyings

•	No Affiliation with the Underlying Stock Issuer — We are not affiliated with the Underlying Stock Issuer. We have not independently verified any of the information about the Underlying Stock Issuer contained in this pricing supplement. You should make your own investigation into the Underlying Stock and the Underlying Stock Issuer. We are not responsible for the Underlying Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.
•	The Anti-Dilution Protection for the Underlying Stock Is Limited and May Be Discretionary — The calculation agent will make adjustments to the adjustment factor for the Underlying Stock and other adjustments for certain corporate events affecting the Underlying Stock. However, the calculation agent will not make an adjustment in response to all events that could affect the Underlying Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. Subject to the foregoing, the calculation agent is under no obligation to consider your interests as a holder of the securities in making these determinations.
•	There Are Risks Associated with the Fund — Although shares of the Fund are listed for trading on a securities exchange and a number of similar products have been trading on a securities exchange for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Fund or that there will be liquidity in the trading market. The Fund is subject to management risk, which is the risk that the investment strategies of the Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the shares of the Fund and, consequently, the value of the securities.
•	The Performance and Market Value of the Fund, Particularly During Periods of Market Volatility, May Not Correlate with the Performance of the Fund’s Fund Underlying Index As Well As the Net Asset Value Per Share — The Fund does not fully replicate its fund underlying index (as defined under “The iShares® U.S. Aerospace & Defense ETF” below) and may hold securities different from those included in its fund underlying index. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index. All of these factors may lead to a lack of correlation between the performance of the Fund and its fund underlying index. In addition, corporate actions with respect to the equity securities underlying the Fund (such as mergers and spin-offs) may impact the variance between the performances of the Fund and its fund underlying index. Finally, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Fund may differ from the net asset value per share of the Fund.

During periods of market volatility, securities underlying the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund. For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of its fund underlying index as well as the net asset value per share of the Fund, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

•	The Securities Are Subject to Risks Associated with the Aerospace and Defense Industry with Respect to the Fund — All or substantially all of the equity securities held by the Fund are issued by companies whose primary line of business is directly associated with the aerospace and defense industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. The aerospace and defense industry may be significantly affected by changes in government regulations and spending policies, changes in economic conditions and industry consolidation as well as geopolitical events, international conflicts and other factors that interact in complex and unpredictable ways. Government defense spending, which may be reduced in efforts to control government budgets, may have a significant effect on the financial condition of companies in the aerospace and defense industry. These factors could affect the aerospace and defense industry and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the securities, which may adversely affect the value of your securities.
•	The Anti-Dilution Protection for the Fund Is Limited and May Be Discretionary — The calculation agent will, in its sole discretion, adjust the adjustment factor of the Fund for certain events affecting the Fund, such as stock splits. However, the calculation agent is not required to make an adjustment for every event that can affect the Fund. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any dilutive or concentrative effect, but the calculation agent is under no obligation to do so.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

•	Any Payment on the Securities Will Depend upon the Performance of Each Underlying and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	The Securities May Become Linked to the Common Stock of a Company Other Than the Original Underlying Stock Issuer.
•	You Will Have No Ownership Rights in Either Underlying or Any of the Securities Held by the Fund. Investing in the securities is not equivalent to investing directly in either Underlying or any of the securities held by the Fund or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing, such as voting rights or rights to receive cash dividends or other distributions. In addition, the Underlying Stock Issuer will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the Underlying Stock and the securities.
•	Historical Values of an Underlying Should Not Be Taken as an Indication of the Future Performance of That Underlying During the Term of the Securities.
•	We Cannot Control Actions by the Underlying Stock Issuer or Any of the Unaffiliated Companies Whose Securities Are Held by the Fund.
•	The Policies of the Investment Adviser for the Fund, and the Sponsor of Its Fund Underlying Index, Could Affect the Value of, and Any Amount Payable on, the Securities.
•	We and Our Affiliates Have No Affiliation with the Sponsor of the Fund and Have Not Independently Verified Its Public Disclosure of Information.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

Hypothetical Examples and Returns

The payout profile and return table below illustrate the hypothetical payment upon an automatic call or at stated maturity for a security on a hypothetical offering of securities based on a range of hypothetical underlying returns of the lowest performing Underlying, with the assumptions set forth in the table below. The examples below illustrate the hypothetical payment upon an automatic call or at stated maturity for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the examples below. The terms used for purposes of these hypothetical examples do not represent the actual starting value or threshold value of either Underlying.

The hypothetical starting value of $100.00 for each Underlying has been chosen for illustrative purposes only and may not represent a likely actual starting value for either Underlying. The actual starting value for each Underlying will be the closing value of that Underlying on the pricing date and will be specified in the pricing supplement. For historical data regarding the actual closing values of the Underlyings, please see the historical information set forth under “The Common Stock of Lockheed Martin Corporation” and “The iShares® U.S. Aerospace & Defense ETF” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Call Premium:	16.30% of the principal amount (the minimum call premium)
Upside Participation Rate:	150%
Hypothetical Starting Value:	For each Underlying, $100.00
Hypothetical Threshold Value:	For each Underlying, $70.00 (70% of its hypothetical starting value)

Hypothetical Payout Profile

200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
150% of underlying return of lowest performing Underlying
call date (call premium 16.30%)
-30%
repayment of principal amount for decrease of not more than 70%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Underlying Return of the Lowest Performing Underlying at Maturity
Hypothetical Security Return at Maturity
Hypothetical Underlying Return of the Lowest Performing Underlying
Hypothetical Call Premium

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the principal amount of your securities plus the call premium, resulting in a hypothetical payment upon automatic call per security of $1,163.00 per security and a hypothetical pre-tax total rate of return of 16.30%.

If the securities are not automatically called:

Hypothetical ending value of the lowest performing Underlying on final calculation day	Hypothetical underlying return of the lowest performing Underlying on final calculation day	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
$150.00	50.00%	$1,750.00	75.00%
$140.00	40.00%	$1,600.00	60.00%
$130.00	30.00%	$1,450.00	45.00%
$120.00	20.00%	$1,300.00	30.00%
$110.00	10.00%	$1,150.00	15.00%
$105.00	5.00%	$1,075.00	7.50%
$102.50	2.50%	$1,037.50	3.75%
$100.00	0.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$80.00	-20.00%	$1,000.00	0.00%
$70.00	-30.00%	$1,000.00	0.00%
$69.00	-31.00%	$690.00	-31.00%
$60.00	-40.00%	$600.00	-40.00%
$50.00	-50.00%	$500.00	-50.00%
$40.00	-60.00%	$400.00	-60.00%
$30.00	-70.00%	$300.00	-70.00%
$20.00	-80.00%	$200.00	-80.00%
$0.00	-100.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

Hypothetical Examples of Payment Upon an Automatic Call or at Maturity

Example 1. The hypothetical closing value of the lowest performing Underlying on the call date is greater than its hypothetical starting value and the securities are automatically called on the call date:

	The Underlying Stock	The Fund
Hypothetical starting value:	$100.00	$100.00
Hypothetical closing value on call date:	$180.00	$170.00
Hypothetical underlying return on call date (closing value on call date – starting value)/starting value:	80.00%	70.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the call date.

In this example, the Fund has the lowest underlying return and is, therefore, the lowest performing Underlying on the call date.

Step 2: Determine whether the securities will be automatically called on the call date.

Because the hypothetical closing value of the lowest performing Underlying on the call date is greater than its hypothetical starting value, the securities are automatically called on the call date and you will receive on the call settlement date the principal amount of your securities plus the call premium of 16.30% of the principal amount. Even though the lowest performing Underlying appreciated by 70.00% from its hypothetical starting value to its hypothetical closing value on the call date in this example, your return is limited to the call premium of 16.30%.

On the call settlement date, you would receive $1,163.00 per security.

Example 2. The securities are not automatically called. The hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than its hypothetical starting value, and the maturity payment amount is greater than the principal amount:

	The Underlying Stock	The Fund
Hypothetical starting value:	$100.00	$100.00
Hypothetical ending value:	$110.00	$125.00
Hypothetical threshold value:	$70.00	$70.00
Hypothetical underlying return on final calculation day (ending value – starting value)/starting value:	10.00%	25.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the Underlying Stock has the lowest underlying return and is, therefore, the lowest performing Underlying on the final calculation day.

Step 2: Determine the maturity payment amount based on the underlying return of the lowest performing Underlying on the final calculation day.

Because the securities are not automatically called and the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than its hypothetical starting value, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × underlying return of the lowest performing Underlying on the final calculation day × upside participation rate)

$1,000 + ($1,000 × 10.00% × 150%)

= $1,150.00

On the stated maturity date, you would receive $1,150.00 per security.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

Example 3. The securities are not automatically called. The hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its hypothetical starting value but greater than its hypothetical threshold value, and the maturity payment amount is equal to the principal amount:

	The Underlying Stock	The Fund
Hypothetical starting value:	$100.00	$100.00
Hypothetical ending value:	$115.00	$90.00
Hypothetical threshold value:	$70.00	$70.00
Hypothetical underlying return on final calculation day (ending value – starting value)/starting value:	15.00%	-10.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the Fund has the lowest underlying return and is, therefore, the lowest performing Underlying on the final calculation day.

Step 2: Determine the maturity payment amount based on the underlying return of the lowest performing Underlying on the final calculation day.

Because the securities are not automatically called and the hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its hypothetical starting value, but is not less than its hypothetical threshold value, you would not lose any of the principal amount of your securities.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. The securities are not automatically called. The hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its hypothetical threshold value, and the maturity payment amount is less than the principal amount:

	The Underlying Stock	The Fund
Hypothetical starting value:	$100.00	$100.00
Hypothetical ending value:	$40.00	$110.00
Hypothetical threshold value:	$70.00	$70.00
Hypothetical underlying return on final calculation day (ending value – starting value)/starting value:	-60.00%	10.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the Underlying Stock has the lowest underlying return and is, therefore, the lowest performing Underlying on the final calculation day.

Step 2: Determine the maturity payment amount based on the underlying return of the lowest performing Underlying on the final calculation day.

Because the securities are not automatically called and the hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its hypothetical threshold value, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × underlying return of the lowest performing Underlying on the final calculation day)

$1,000 + ($1,000 × -60.00%)

= $400.00

On the stated maturity date, you would receive $400.00 per security.

This example illustrates that you will be fully exposed to a decrease in the lowest performing Underlying on the final calculation day if the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, even if the ending value of the other Underlying has appreciated or has not declined below its threshold value.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

If the ending value of the lowest performing Underlying on the final calculation day is less than its threshold value, you will have full downside exposure to the decrease in the value of that Underlying from its starting value and you will lose more than 30%, and possibly all, of the principal amount of your securities at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

The Common Stock of Lockheed Martin Corporation

All information contained herein on the common stock of Lockheed Martin Corporation and on Lockheed Martin Corporation is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Lockheed Martin Corporation is an aerospace and defense company principally engaged in the research, design, development, manufacture, integration and sustainment of technology systems, products and services. The common stock of Lockheed Martin Corporation is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on the New York Stock Exchange. Information provided to or filed with the SEC by Lockheed Martin Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-11437, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the common stock of Lockheed Martin Corporation based on the daily historical closing values of the common stock of Lockheed Martin Corporation from January 2, 2020 through October 20, 2025. The closing value of the common stock of Lockheed Martin Corporation on October 20, 2025 was $505.90. We obtained the closing values above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing values above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing values of the common stock of Lockheed Martin Corporation should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the common stock of Lockheed Martin Corporation on the pricing date, the call date or the final calculation day. There can be no assurance that the performance of the common stock of Lockheed Martin Corporation will result in the return of any of your principal amount.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

The iShares® U.S. Aerospace & Defense ETF

The iShares® U.S. Aerospace & Defense ETF is an exchange-traded fund of iShares® Trust, a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of U.S. equities in the aerospace and defense sector, which we refer to as the Fund Underlying Index with respect to the Fund.   The Fund Underlying Index with respect to the iShares® U.S. Aerospace & Defense ETF is currently the Dow Jones U.S. Select Aerospace & Defense Index.  The Dow Jones U.S. Select Aerospace & Defense Index is a capped float-adjusted market capitalization-weighted index that measures the performance of the aerospace and defense sub-sectors, as defined by S&P Dow Jones’ proprietary classification system, of the U.S. equity market.  The Fund trades on Cboe BZX Exchange, Inc. under the ticker symbol “ITA.”  For additional information about the iShares® U.S. Aerospace & Defense ETF, see “Fund Descriptions - The iShares® ETFs” in the accompanying underlying supplement.  For purposes of the accompanying underlying supplement, the Fund is an “iShares® ETF.”

Historical Information

The following graph sets forth the historical performance of the iShares® U.S. Aerospace & Defense ETF based on the daily historical closing values of the iShares® U.S. Aerospace & Defense ETF from January 2, 2020 through October 20, 2025. The closing value of the iShares® U.S. Aerospace & Defense ETF on October 20, 2025 was $209.61. We obtained the closing values above and below from Bloomberg, without independent verification. The closing values above and below may have been adjusted by Bloomberg for actions taken by the iShares® U.S. Aerospace & Defense ETF, such as stock splits.

The historical closing values of the iShares® U.S. Aerospace & Defense ETF should not be taken as an indication of future performance, and no assurance can be given as to the closing value of the iShares® U.S. Aerospace & Defense ETF on the pricing date, the call date or the final calculation day. There can be no assurance that the performance of the iShares® U.S. Aerospace & Defense ETF will result in the return of any of your principal amount.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation and the iShares® U.S. Aerospace & Defense ETF due November 3, 2028

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. WF-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. The securities could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the securities. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the securities. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

However, the IRS or a court may not respect the treatment of the securities described above, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.